SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware(State or other jurisdiction of incorporation or organization)	000-50502(Commission File No.)	20-0443575(IRS Employee Identification No.)

102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01
Completion of Acquisition or Disposition of Assets

On April 30, 2017, root9B Holdings, Inc., a Delaware corporation (“root9B”) sold to Exiger Canada, Inc. (“Buyer”) (i) all of the shares of its Canadian subsidiary IPSA International, Inc. (the “Company”), a wholly owned subsidiary of IPSA International Services, Inc. (the “Seller”), which is a wholly owned U.S. subsidiary of root9B, and (ii) assets related to Seller’s Hong Kong, London, and Miami offices (“Affiliate Offices”), pursuant to a Purchase Agreement, dated as of April 30, 2017, by and between the Seller and Buyer (the “Purchase Agreement”).

The Company and Affiliate Offices are in the business of (i) providing due diligence, compliance and investigative services and solutions related to citizenship by investment, visas, immigration, and employment; and (ii) conducting corporate and other institutional investigations into fraud, embezzlement and other misconduct. As consideration for the sale, Buyer paid the Seller a purchase price of $6,000,000 (the “Proceeds”). Although there can be no assurance in this regard, Seller is also eligible to receive up to $4,000,000 additional consideration under an earn out arrangement based upon certain performance targets over the next three years. The Proceeds were reduced by a Working Capital Adjustment, as defined in the Purchase Agreement, currently estimated to be in excess of $1.0 million, and four hundred thousand dollars ($400,000) was deposited in escrow to secure certain obligations and representations of root9B and its affiliates. The Seller and Buyer each made customary representations, warranties and covenants, including customary indemnities, in the Purchase Agreement.

root9B and Seller have retained their anti-money laundering remediation and advisory services operations and assets, including the IPSA trademark.

Ancillary to the Purchase Agreement, Buyer and Seller entered into a Transition Services Agreement (the “TSA”), pursuant to which Seller will receive fees in return for select services to be provided to the Buyer and the Company for up to six months.

The Proceeds from the sale of the Company and Affiliate Offices, net of transaction costs, will be used to fund root9B’s cybersecurity business and provide general working capital.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Our annual report on Form 10-K for the fiscal year ended December 31, 2016 contains audited financial statements reflecting Sellers’ entire business as a discontinued operation in the Consolidated Statements of Operations for the two years ended December 31, 2016 and 2015 and the Consolidated Balance Sheets as of December 31, 2016 and 2015. This information is useful to investors to understand the impact of the disposition.

Item 8.01
Other Events.

On May 1, 2017, root9B issued a press release announcing the transaction described in Item 2.01 above, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: May 1, 2017	By:	/s/ Dan Wachtler
	Name:	Dan Wachtler
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement, dated April 30, 2017, by and between IPSA International Services, Inc. and Exiger Canada, Inc.*
99.1	Press Release dated May 1, 2017.

*The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. root9B agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.